ABLE ENERGY, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                   December 31,
                                                                       2003
                                                                   As Adjusted     December 31,
                                                                  (See Note 22)        2003
                                                                   (Unaudited)     (Unaudited)
                                                                   -----------     -----------
Current Assets:
    Cash                                                           $ 1,646,802     $   391,534
    Accounts Receivable (Less Allowance for Doubtful
       Accounts of  $90,472 (December 31)                            3,221,559       3,221,559
    Inventory                                                        1,113,124       1,293,138
    Notes Receivable - Current Portion                                  63,133          63,133
    Miscellaneous Receivables                                           89,798          89,798
    Prepaid Expenses                                                   475,433         475,433
    Deferred Costs - Insurance Claims                                  828,786         828,786
    Prepaid Expense - Income Taxes                                       2,063           2,063
    Deferred Income Tax                                                 33,047          33,047
                                                                   -----------     -----------
        Total Current Assets                                         7,473,745       6,398,491
                                                                   -----------     -----------

Property and Equipment:
    Land                                                               479,346         479,346
    Buildings                                                          946,046         946,046
    Trucks                                                           3,016,499       3,551,189
    Fuel Tanks                                                         672,626       1,567,615
    Machinery and Equipment                                            769,764         784,057
    Leasehold Improvements                                             612,935         612,935
    Cylinders                                                          164,636         755,496
    Office Furniture and Equipment                                     194,640         200,640
    Website Development Costs                                        2,317,994       2,317,994
                                                                   -----------     -----------
                                                                     9,174,486      11,215,318
    Less: Accumulated Depreciation and Amortization                  4,210,860       4,918,731
                                                                   -----------     -----------
        Net Property and Equipment                                   4,963,626       6,296,587
                                                                   -----------     -----------

Other Assets:
    Covenant Not To Compete                                            900,000              --
    Note Receivable                                                    500,000              --
    Deferred Income Taxes                                               45,091          45,091
    Deposits                                                           132,720         132,720
    Notes Receivable - Less Current Portion                            170,237         170,237
    Customer List, Less Accumulated Amortization of ($188,122)
        December 31                                                    422,728         422,728
    Covenant Not to Compete, Less Accumulated Amortization of
        $86,667 (December 31)                                           13,333          13,333
    Development Costs - Franchising                                     22,977          22,977
                                                                   -----------     -----------
         Total Other Assets                                          2,207,086         807,086
                                                                   -----------     -----------

          Total Assets                                             $14,644,457     $13,502,164
                                                                   ===========     ===========

                             See Accompanying Notes

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                       LIABILITIES & STOCKHOLDERS' EQUITY

                                                                December 31,
                                                                   2003
                                                                As Adjusted      December 31,
                                                               (See Note 22)         2003
                                                                (Unaudited)       (Unaudited)
                                                               ------------      ------------
Current Liabilities:
    Accounts Payable                                           $  2,798,587      $  2,951,094
    Note Payable - Bank                                             700,000           700,000
    Note Payable - Other                                            335,000           335,000
    Current Portion of Long-Term Debt                               333,236           357,367
    Accrued Expenses                                                240,097           634,597
    Accrued Taxes                                                   114,740            27,640
    Customer Pre-Purchase Payments                                1,254,228         1,254,228
    Customer Credit Balances                                        673,060           673,060
    Escrow Deposits                                                   5,000             5,000
    Note Payable - Officer                                          185,188           320,188
    Deferred Income                                                   9,333             9,333
                                                               ------------      ------------

        Total Current Liabilities                                 6,648,469         7,267,507

Deferred Income                                                      79,679            79,679
Deferred Income Taxes                                                76,980            76,980
Long-Term Debt: less current portion                              3,518,513         4,694,198
                                                               ------------      ------------
        Total Liabilities                                        10,323,641        12,118,364
                                                               ------------      ------------

Stockholders' Equity:
    Preferred Stock
    Authorized 10,000,000 Shares Par Value $.001 per share
     Issued - None
    Common Stock
    Authorized 10,000,000 Par Value $.001 per share Issued
      and Outstanding Shares 2,013,250 (2003)                         2,014             2,014
    Paid in Surplus                                               5,711,224         5,711,224
    Retained Earnings (Deficit)                                  (1,392,422)       (4,329,438)
                                                               ------------      ------------
        Total Stockholders' Equity                                4,320,816         1,383,800
                                                               ------------      ------------

        Total Liabilities and Stockholders' Equity             $ 14,644,457      $ 13,502,164
                                                               ============      ============


                             See Accompanying Notes

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                                                     Six Months Ended December 31, 2003
                                                     ----------------------------------
                                                       As Adjusted
                                                      (See Note 22)       As Issued
                                                       ------------      ------------
Sales                                                  $ 19,277,562      $ 19,277,562

Cost of Sales                                            16,840,256        16,840,256
                                                       ------------      ------------

   Gross Profit                                           2,437,306         2,437,306
                                                       ------------      ------------

Expenses
   Selling, General and Administrative Expenses           3,206,821         3,186,821
   Depreciation and Amortization Expense                    633,047           633,047
                                                       ------------      ------------
      Total Expenses                                      3,839,868         3,819,868
                                                       ------------      ------------

 (Loss) From Operations                                  (1,402,562)       (1,382,562)
                                                       ------------      ------------

Other Income (Expenses):
   Interest and Other Income                                 63,923            63,923
   Interest Expense                                        (445,795)         (434,204)
  Gain on Sale of Subsidiary                              2,813,700                --
   Other Income (Note 22)                                   394,500                --
   Legal and Professional Fees                             (455,742)         (303,249)
                                                       ------------      ------------
      Total Other Income (Expenses)                       2,370,586          (673,530)
                                                       ------------      ------------

   Income (Loss) Before Provision for Income Taxes          968,024        (2,056,092)

Provision for Income Taxes                                  134,500            47,400
                                                       ------------      ------------

   Net Income (Loss)                                   $    833,524      $ (2,103,492)
                                                       ============      ============

Basic Income (Loss) Per Common Share                   $        .41      $      (1.04)
                                                       ============      ============

Diluted Income (Loss) Per Common Share                 $        .40      $      (1.04)
                                                       ============      ============

Weighted Average Number of Common Shares
   Outstanding - Used in Basic                            2,013,250         2,013,250
                                                       ============      ============

Weighted Average Number of Common Shares
   Outstanding - Used in Diluted                          2,048,306         2,013,250
                                                       ============      ============

                             See Accompanying Notes

                       ABLE ENERGY, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                       SIX MONTHS ENDED DECEMBER 31, 2003

                                   (UNAUDITED)

                                  (AS ADJUSTED)

                                             Common Stock
                                            .001 Par Value
                                            --------------
                                                                       Additional                          Total
                                                                        Paid-in         Retained       Stockholders'
                                       Shares           Amount          Surplus         Earnings          Equity
                                    -----------      -----------      -----------     -----------      -----------
Balance - July 1, 2003                2,013,250      $     2,014      $ 5,711,224     $(2,225,946)     $ 3,487,292

Net (Loss)                                                                             (2,103,492)      (2,103,492)
                                    -----------      -----------      -----------     -----------      -----------

Balance - December 31, 2003           2,013,250      $     2,014      $ 5,711,224     $(4,329,438)     $ 1,383,800
                                    ===========      ===========      ===========     ===========      ===========

Net Income - Sale of Subsidiary
(See Note 22)                                --               --               --       2,937,016        2,937,016
                                    -----------      -----------      -----------     -----------      -----------

Balance As Adjusted - December
31, 2003                            $ 2,013,250      $     2,014      $ 5,711,224     $(1,392,422)     $ 4,320,816
                                    ===========      ===========      ===========     ===========      ===========

                             See Accompanying Notes

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF CASH FLOW

                                   (UNAUDITED)

                                                                SIX MONTHS ENDED DECEMBER 31,
                                                                          AUDITED
                                                                -----------------------------
                                                                   2003              2003
                                                                -----------       -----------
                                                                As Adjusted
                                                               (See Note 33)
Cash Flow From Operating Activities
   Net Income (Loss) - Continuing Operations                    $   833,524       $(2,103,492)
   Adjustments to Reconcile Net Income to Net Cash
    used by Operating Activities:
      Depreciation and Amortization                                 633,047           633,047
      Other Income - Non-Cash                                      (394,500)               --
      Gain on Sale of Subsidiary                                 (2,813,700)               --
      Gain on Sale of Subsidiary - Non-Cash                       1,400,000                --
      (Increase) Decrease in:
         Accounts Receivable                                       (559,751)         (559,751)
         Inventory                                                 (323,702)         (503,716)
         Prepaid Expenses                                           (79,451)          (79,451)
         Deposits                                                    32,821            32,821
         Insurance Claims                                           349,526           349,526
         Deferred Costs Insurance Claims                           (125,111)         (125,111)
         Deferred Income Tax - Asset                                 40,730            40,730
      Increase (Decrease) in:
         Accounts Payable                                         1,377,676         1,530,183
         Accrued Expenses                                          (100,773)         (100,773)
         Customer Advance Payments                                  317,548           317,548
         Taxes Payable                                               16,128           (70,972)
         Customer Credit Balance                                    256,416           256,416
         Deferred Income Taxes                                        6,670             6,770
         Deferred Income                                              9,333             9,333
                                                                -----------       -----------
           Net Cash (Used) Provided by Operating Activities         876,431          (366,892)
                                                                -----------       -----------

Cash Flow From Investing Activities
   Purchase of Property and Equipment                              (772,647)         (699,322)
   Web Site Development Costs                                       (43,419)          (43,419)
   Disposition of Equipment                                      (1,506,154)           73,860
   Sale of Equipment and Inventory                                4,400,000                --
   Payment on Notes Receivable - Sale of Equipment                    2,000             2,000
   Notes Receivable - Sale of Equipment                          (1,400,000)               --
   Other Receivables                                                (19,295)          (19,395)
                                                                -----------       -----------
         Net Cash (Used) Provided  By Investing Activities      $   660,485       $  (686,276)
                                                                -----------       -----------


                             See Accompanying Notes

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                   (UNAUDITED)

                                                                 SIX MONTHS ENDED DECEMBER 31
                                                                           UNAUDITED
                                                                 ----------------------------
                                                                     2003             2003
                                                                 -----------      -----------
                                                                 As Adjusted
                                                                (See Note 22)
Cash Flow From Financing Activities
   (Decrease) in Notes Payable - Bank                            $(1,270,000)     $(1,270,000)
   Increase in Notes Payable - Other                              (1,250,000)      (1,250,000)
   Note Payable - Bank                                               700,000          700,000
   Decrease in Long-Term Debt                                     (3,138,928)      (1,939,112)
   Increase in Long-Term Debt                                      4,805,223        4,805,223
   Note Payable - Officer                                           (136,442)          (1,442)
                                                                 -----------      -----------
           Net Cash (Used) Provided  By Financing Activities        (290,147)       1,044,669
                                                                 -----------      -----------

Net (Decrease) Increase In Cash                                    1,246,769           (8,499)
Cash - Beginning of Year                                             400,033          400,033
                                                                 -----------      -----------
Cash - End of Year                                               $ 1,646,802      $   391,534
                                                                 ===========      ===========

The Company had Interest Cash Expenditures of:                   $   424,598      $   424,598
The Company had Tax Cash Expenditures of:                        $    54,508      $    54,508


                             See Accompanying Notes

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2003

Note 1 Summary of Significant Accounting Policies

     Principles of Consolidation

     The consolidated financial statements include the accounts of Able Energy, Inc. and its subsidiaries. The minority interest of 1% in Able Propane, LLC is immaterial and has not been shown separately. All material inter-company balances and transactions were eliminated in consolidation.

     Majority Ownership

     The Company is the majority owner, owning 70.6% of the issued shares of a subsidiary, PriceEnergy.Com, Inc. in which their capital investment is $25,000. The subsidiary has established a E-Commerce Operating System for the sale of products through a network of suppliers originally on the East Coast of the United States. The Web Site became active in October 2000 (See Notes 8 and 13)

     Minority Interest

     The minority interest in PriceEnergy.Com, Inc. is a deficit and, in accordance with Accounting Research Bulletin No. 51, subsidiary losses should not be charged against the minority interest to the extent of reducing it to a negative amount. As such, the losses have been charged against the Company, the majority owner. The loss for six months ended December 31, 2003 is $348,033 (See Notes 8 and 13).

     The consolidated interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

     These statements reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's annual report for the year ended June 30, 2003. The Company follows the same accounting policies in preparation of interim reports.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 1 Summary of Significant Accounting Policies (cont'd)

      Results of operations for the interim periods are not indicative of annual results.

      Nature of Operations

      Able Oil Company, Able Melbourne and Able Energy New York, Inc. are full service oil companies that market and distribute home heating oil, diesel fuel and kerosene to residential and commercial customers operating in the northern New Jersey, Melbourne, Florida, and Warrensburg, New York respectively. Able Propane, installs propane tanks which it owns and sells propane for heating and cooking, along with other residential and commercial uses.

      The Company's operations are subject to seasonal fluctuations with a majority of the Company's business occurring in the late fall and winter months. Approximately 70% of the Company's revenues are earned and received from October through March, and the overwhelming majority of such revenues are derived from the sale of HVAC products and services and home heating fuel. However, the seasonality of the Company's business is offset, in part, by the increase in revenues from the sale of diesel and gasoline fuels during the spring and summer months due to the increased use of automobiles and construction apparatus.

      Inventories

      Inventories are valued at the lower of cost (first in, first out method) or market.

      Property and Equipment

      Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided by using the straight-line method based upon the estimated useful lives of the assets (5 to 40 years). Depreciation expense for the six months ended December 31, 2003 and 2002 amounted to $388,970 and $360,025, respectively.

      For income tax basis, depreciation is calculated by a combination of the straight-line and modified accelerated cost recovery systems established by the Tax Reform Act of 1986.

      Expenditures for maintenance and repairs are charged to expense as incurred whereas expenditures for renewals and betterments are capitalized.

      The cost and related accumulated depreciation of assets sold or otherwise disposed of during the period are removed from the accounts. Any gain or loss is reflected in the year of disposal.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 1 Summary of Significant Accounting Policies (cont'd)

      E-Commerce Operating System Development Costs

      Costs of $2,317,944 incurred in the developmental stage and thereafter for computer hardware and software have been capitalized in accordance with accounting pronouncement SOP98-1. The costs are included in Property and Equipment and will be amortized on a straight line basis during the estimated useful life, 5 years. Operations commenced in October 2000. Amortization for the six months ended December 31, 2003 and 2002 amounted to $229,481 and $220,050, respectively.

      Intangible Assets

      Intangibles are stated at cost and amortized as follows: Customer Lists of $571,000 related to the Connell's Fuel Oil Company acquisition on October 28, 1996, by Able Oil Company was being amortized over a straight-line period of 15 years. The current period amortization also includes a customer list of $39,850 and Covenant Not To Compete of $100,000 relating to the acquisition from B & B Fuels on August 27, 1999, is being amortized over a straight-line period of 10 and 5 years, respectively. The amortization for the six months ended December 31, 2003 and 2002 are $10,000 and $10,000, respectively.

      In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill and other intangible assets to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards required, as such, effective July 1, 2001, the Customer List will no longer be amortized for financial statement purposes.

      For income tax basis, the Customer Lists and the Covenant Not To Compete are being amortized over a straight-line method of 15 years as per the Tax Reform Act of 1993.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 1 Summary of Significant Accounting Policies (cont'd)

      Income Taxes

      Effective January 1, 1997, all the subsidiaries, which were S-Corporations, terminated their S- Corporation elections. The subsidiaries are filing a consolidated tax return with Able Energy, Inc.

      Effective January 1, 1997, the Company has elected to provide for income taxes based on the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements and tax returns in different years. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

      Concentrations of Credit Risk

      The Company performs on-going credit evaluations of its customers' financial conditions and requires no collateral from its customers.

      Financial instruments which potentially subject the Company to concentrations of credit risk consists of checking and savings accounts with several financial institutions in excess of insured limits. The excess above insured limits is approximately $268,363. The Company does not anticipate non-performance by the financial institutions.

      Cash

      For the purpose of the statement of cash flows, cash is defined as balances held in corporate checking accounts and money market accounts.

      Advertising Expense

      Advertising costs are expensed at the time the advertisement appears in various publications and other media. The expense was $348,095 and $232,593 for the six months ended December 31, 2003 and 2002, respectively.

      Fair Value of Financial Instruments

      Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accrued compensation, and other accrued liabilities, approximate fair value because of their short maturities.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 1 Summary of Significant Accounting Policies (cont'd)

      Revenue Recognition

      Sales of fuel and heating equipment are recognized at the time of delivery to the customer, and sales of equipment are recognized at the time of installation. Revenue from repairs and maintenance service is recognized upon completion of the service. Payments received from customers for heating equipment service contracts are deferred and amortized into income over the term of the respective service contracts, on a straight line basis, which generally do not exceed one year.

      Computation of Net Income (Loss) per Share

      Basic net income (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted-average number of common and dilutive potential common shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common shares and excludes dilutive potential common shares outstanding, as their effect is anti-dilutive. Dilutive potential common shares primarily consist of employee stock options.

      Impairment of Long-Lived Assets

      Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

      Recent Accounting Pronouncements

      FASB Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." In November 2002, the FASB issued FIN 45 which requires a guarantor to recognize a liability for the fair value of the obligation it assumes under certain guarantees. Additionally, FIN 45 requires a guarantor to disclose certain aspects of each guarantee, or each group of similar guarantees, including the nature of the guarantee, the maximum exposure under the guarantee, the current carrying amount of any liability for the guarantee, and any recourse provisions allowing the guarantor to recover from third parties any amounts paid under the guarantee. The disclosure provisions of FIN 45 are effective for financial statements for both interim and annual periods ending after December 15, 2002. The fair value measurement provisions of FIN 45 are to be adopted as of July 1, 2003. The Company has no obligation effected by this pronouncement.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 1 Summary of Significant Accounting Policies (cont'd)

      Recent Accounting Pronouncements (cont'd)

      SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure (an amendment of FASB Statement No. 123)." In December 2002, the FASB issued SFAS No. 148, which amends SFAS No. 123, "Accounting for Stock-Based Compensation," and provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation; SFAS No. 148 also amends the disclosure requirements of SFAS No. 123 and APB Opinion No. 28, "Interim Financial Reporting," to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of SFAS No. 148 are effective for financial statements for periods ending after December 15, 2002. The Company will adopt SFAS No. 148 effective July 1, 2003. It currently has no effect on the Company.

      Debt Extinguishment

      In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements Nos. 4, 44 and 64, Amendment of FASB Statement No. 13, and technical Corrections." Among other things, this statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt" (SFAS No.
      4), which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. As a result, the criteria in Accounting Principles Board Opinion No. 30, "reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," which requires gains and losses on extinguishment of debts to be classified as income or loss from continuing operations, will now be applied. We adopted the provisions of this statement as of July 1, 2002, as it was effective for years beginning after June 15, 2002.

      Exit Costs and Disposal Activities

      In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS NO. 146), which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" (EITF 94-3). The principal difference between SFAS No. 146 and EITF 94-3 relates to SFAS No. 146's requirements for recognition of a liability for a cost associated with an exit or disposal activity. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost as generally defined in EITF 94-3 was recognized at the date of an entity's commitment to an exit plan. We will adopt the new standard effective July 1, 2003. This currently has no effect on the Company's operations.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 1 Summary of Significant Accounting Policies (cont'd)

      Asset Retirement Obligations

      Effective January 1, 2003, the Company has adopted SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS No. 143). This statement provides the accounting for the cost of legal obligations associated with the retirement of long-lived assets. SFAS No. 143 requires that companies recognize the fair value of a liability for asset retirement obligations in the period in which the obligations are incurred and capitalize that amount as part of the book value of the long- lived asset. SFAS No. 143 also precludes companies from accruing removal costs that exceed gross salvage in their depreciation rates and accumulated depreciation balances if there is no legal obligation to remove the long-lived assets. The adoption had no current effect on the financial records.

Note 2 Notes Receivable

      A.    The Company has a Receivable from Able Montgomery, Inc. and Andrew
            W. Schmidt related to the sale of Able Montgomery, Inc. to Schmidt, and truck financed by Able Energy, Inc. No payments of principal or interest had been received for more than one year. A new note was drawn dated June 15, 2000 for $170,000, including the prior balance, plus accrued interest. The Note bears interest at 9.5% per annum and payments commence October 1, 2000. The payments will be monthly in varying amount each year with a final payment of $55,981.07 due September 1, 2010. No payments were received in the year ended December 31, 2000. In February 2001, two (2) payments were received in the amount $2,691.66, interest only. In September 2001, $15,124.97 was received covering payments from December 2000 through October 2001, representing interest of $14,804.13 and principal of $320.84. Payments were received in November and December 2002, representing December 2001 and January 2002, a total of $3,333.34; interest of $2,678.88, and principal of $654.46.

      The note is secured by a pledge and security agreement and stock purchase agreement (Stock of Able Montgomery, Inc.), dated December 31, 1998, and the assets of Andrew W. Schmidt with the note dated June 15, 2000. The income on the sale of the company in December 1998 and the accrued interest on the drawing of the new note are shown as deferred income in the amount of $79,679.18 to be realized on collection of the notes. Maturities of the Note Receivable are as follows:

               For the 12 Months Ending
                      December 31,                     Principal Amount
                      ------------                     ----------------
                        2004                                  $ 25,781
                        2005                                    11,933
                        2006                                    13,118
                        2007                                    14,420
                        2008                                    15,850
                        Balance                                 87,599
                                                              --------
                                Total                         $168,701
                                                              ========

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 2 Notes Receivable (cont'd)

      B. Able Oil Company has four (4) Notes Receivable for the sale of oil delivery trucks to independent drivers who also deliver oil for the Company. The Notes bear interest at the rate of 12% per annum. Two notes began December 1998, one began February 1999 and one will begin in January 2004. The Notes are payable eight (8) months per year September through April, the oil delivery season.

            Maturities of these Notes Receivable are as follows:

               For the 12 Months Ended
                      December 31,                     Principal Amount
                      ------------                     ----------------
                        2004                                    $43,637
                        2005                                     21,764
                        2006                                     15,910
                        2007                                     16,358
                                                                -------
                                Total                           $97,669
                                                                =======

               Note 3 Inventories

                                                 December 31,
                                                     2003           December 31,
               Items                             (As Adjusted)          2003
               -----                             ------------       ------------
               Heating Oil                         $  578,954         $  578,954
               Diesel Fuel                             24,724             24,724
               Kerosene                                11,945             11,945
               Propane                                 10,725             13,194
               Parts, Supplies and Equipment          486,776            664,321
                                                   ----------         ----------
                    Total                          $1,113,124         $1,293,138
                                                   ==========         ==========

Note 4 Notes Payable Bank

      A. On September 22, 2003, the Company closed a new loan facility with UPS Capital Business Credit. The facility is a $4,300,000 term loan, payable over fifteen (15) years with interest at the prime rate, plus 1.75%, and a line of credit of $700,000 with interest at prime plus 1.00%. The payments on the term loan, due the first of each month, include principal, interest of $35,900.04, and real estate tax escrow of $2,576.63, totaling $38,476.67. Real estate tax escrow of $7,745.03 was paid at closing. December 31, 2003 was the first payment and included nine (9) days of interest plus principal totaling $20,382.02. Any payment received more than five (5) days after the due date is subject to a late charge of 5% of such payment. Upon the occurrence of an event of default, the loan shall bear interest at five percentage points (5%) above the rate otherwise in effect under the loan.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 4 Notes Payable Bank (cont'd)

      A.    The collateral will be as follows for the term loan:

            1. A first mortgage on properties located at 344 Route 46, Rockaway, NJ and 38 Diller Avenue, Newton, NJ

            2.    A first security interest in equipment and fleet vehicles

            3.    A first security interest in the customer list

            Terms and Collateral related to the Revolving Line of Credit

            Interest is payable monthly on the first day of each month, in arrears. This loan shall be paid down annually for a minimum of thirty (30) days at the borrower's discretion, but prior to renewal. The maturity is annually renewing from the closing date. This part of the loan is secured by a first priority lien on accounts receivable and inventory.

            The Revolving Line of Credit will have rates supported by 75% on accounts receivable less than 90 days outstanding, plus 50% on inventory. The outstanding balance at December 31, 2003 is $700,000.

            The loan facility is guaranteed by Able Energy, Inc. Officers loans are subordinated to the lender and will remain standstill until all debt due to the lender is paid in full.

            The agreement contains certain financial covenants:

            1. Limit of unfinanced capital expenditures not to exceed $350,000 for fiscal year 2004.

            The Company paid the following loans on September 22, 2003:

            Fleet Bank                                           $ 1,340,644 (including interest and fees of $70,644)
            KMA Associates                                           750,000
            Jeff Will                                                505,000 (including interest of $5,000)
            Estate of Birdsal                                        657,895 (including interest of $7,895)
            Long-term Debt                                         1,084,866
                                                                 ------------
                              Total Refinance                      4,338,405
            Other Fees and Costs Paid at Closing                     123,198
                                                                 ------------
                              Total                              $ 4,461,603
                                                                 ===========

            The loan advanced was $4,300,000, the balance of $161,603 was paid by the Company.

            The balance of the term loan at December 31, is           $4,241,891
            Included in current portion of long-term debt                173,697
                                                                      ----------
            Included in long-term debt - less current portion         $4,068,194
                                                                      ==========

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 4 Notes Payable Bank (cont'd)

      B. On October 22, 2001, the Company and its subsidiaries, either as Borrower or Guarantor, entered into a loan and security Agreement with Fleet National Bank. The bank is providing the following credit facility.

            A borrowing base of 75% of Eligible Accounts Receivable, as defined in the Agreement, plus $500,000 against the value of the Company's customer list, for a total amount of $1,500,000. The revolving credit may also be used for Letters of Credit, with the lender's approval.

            The Letters of Credit will have an annual fee of 1.25% of the face value of each Letter of Credit. The applicable interest rate on the revolving credit advances will be the bank's prime rate or Libor interest rate, plus 2.75%, see below increase in interest rate. Interest is to be paid on the amount advanced on the last day of each month.

            The Agreement had an expiration date of November 30, 2002. Fleet Bank did not renew the credit facility upon expiration of the Agreement on November 30, 2002. Effective December 1, 2002, the bank is charging an additional annual interest of 4% as the Note is in default. The total current interest rate charged is currently 8.25% per annum. The Company and Lender have entered into a Forbearance Agreement, where the Lender is willing to forbear until May 31, 2003 from exercising its rights and remedies. The Lender will receive a forbearance fee of $50,000 at May 31, 2003, reduced by $2,500 for each week prior to May 31, 2003, that the credit facility and all charges are paid in full, with a minimum forbearance fee of $15,000. The interest charged is at 8.25% per annum. The principal amount outstanding is $1,270,000. Interest for the three months ended December 31, 2003 was $18,062. The loan and the $50,000 forbearance fee were not paid at May 31, 2003. The note payable plus forbearance fee, accrued interest and other costs were paid in full on September 22, 2003, in the amount of $1,340,644 (See Note 4 A). The bank released all the collateral securing the Company debt.

Note 5 Notes Payable

      A. The Company has borrowed $500,000 from an unrelated individual. The Note was dated June 26, 2001 with interest at 12% per annum. The interest will be paid monthly at $5,000 per month commencing on August 1, 2001. The Note will mature on June 26, 2002 unless the borrower (the Company), at its option, elects to extend the maturity date to December 26, 2002. The Company has exercised its option and has extended the Note to December 26, 2002. The lender has granted the Company an additional extension at the same terms to June 26, 2003. The Lender has granted the Company an extension to July 26, 2003. The Note may be prepaid in whole or part from time-to- time without penalty. No principal payments have been made on the Note. At the maturity date, a final payment of the unpaid principal and interest shall be due and payable. In connection with this Note, the Company has issued the lender warrants to purchase 40,000 shares of its common stock at $4 per share. The warrants vest immediately and must be exercised no later than June 26, 2004. The warrants have not been registered under the Securities Act of 1933. The Note was paid in full on September 22, 2003 (See Note 4 A).

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 5 Notes Payable

      B. The Company has borrowed $750,000 from an unrelated company. The mortgage and note are dated September 13, 2002. The term of the note is for one (1) year. Payments of interest only on the outstanding principal balance shall be paid monthly at a rate of 10%. The first payment was paid on November 1, 2002 and on the first day of each month thereafter until October 1, 2003, when the Note shall mature and all principal and accrued interest shall be due and payable in full. The Note was paid in full on September 22, 2003 (See Note 4
            A).

      C. The Company has borrowed $335,000 from an unrelated Company. The mortgage and Note are dated April 16, 2003. The loan is to Able Energy New York, Inc., a wholly owned subsidiary. The loan is collateralized by a mortgage on property in Lake George, New York owned by the subsidiary and a second mortgage on property in Bolton, New York, owned by the Company's CEO who is also a guarantor on the loan. Payments of interest only on the outstanding principal balance at a rate of 14% per annum, are payable monthly. The first payment was paid June 1, 2003. The entire amount, both principal and accrued interest shall be due and payable on May 1, 2004.

Note 6 Long-Term Debt

            Mortgage note payable dated, August 27, 1999, related to the purchase of B & B Fuels facility and equipment. The total note is $145,000. The note is payable in the monthly amount of principal and interest of $1,721.18 with and interest rate of 7.5% per annum. The initial payment was made on September 27, 1999, and continues monthly until August 27, 2009 which is the final payment. The note is secured by a mortgage made by Able Energy New York, Inc. on property at 2 and 4 Green Terrace and 4 Horican Avenue, Town of Warrensburg, Warren County, New York. The balance due on this Note at December 31, 2003 and June 30, 2003 was $95,109 and $101,724,
            respectively.

            Mortgage note payable dated, August 31, 1999, related to the purchase of the facility and equipment in Rockaway, New Jersey by Able Energy Terminal, LLC ("Terminal"). The note is in the amount of $650,000.

            Pursuant to Section 4.4 of the Agreement of Sale to purchase the Terminal, , the Principal Sum of the $650,000 Note shall be reduced by an amount equal to one-half of all sums expended by Borrower on the investigation and remediation of the property provided, however, that the amount of said reduction shall not exceed $250,000 (the "Remediation Amount").

            The Note is collateralized by the property and equipment purchased and assignment of the leases. The Note was paid in full on September 22, 2003 in the amount of $650,000 plus interest of $7,895 (See Note 4 A).

            The Company has long-term debt represented by Notes Payable and capitalized leases collateralized by trucks, vans, office and computer equipment. The total outstanding at June 30, 2003 was $1,433,731. On September 22, 2003, $1,084,866 of these Notes, then outstanding, were paid in full (See Note 4 A).

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 7 Income Taxes

          Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

          The differences between the statutory Federal Income Tax and Income Taxes Continuing Operation is accounted for as follows:

                                               2003
                                        Amount      Percent
                                        ------      -------
      Statutory Federal Income Tax     $33,180       15.0%
      State Income Tax                  14,220        6.5
                                       -------       ----

      Income Taxes                     $47,400       21.5%
                                       =======       ====

      Income Taxes consist of:
       Current                         $    --
       Deferred                         47,400
                                       -------
          Total                        $47,400
                                       =======

                                                        2003  (As Adjusted)
                                                                Percent of
                                                                 Pretax
                                                Amount           Income
                                                ------           ------
      Statutory Federal Income Tax            $ 283,400           34.0%
      Federal Income Tax Reduction due to
        Carryforward Loss                      (250,220)
      State Income Tax (Note X)                 101,320            5.9
                                              ---------

      Income Taxes                            $ 134,500           39.9%
                                              =========           ====

      Income Taxes consists of:
      Current                                 $  87,100
      Deferred                                   47,400
                                              ---------
           Total                              $ 134,500
                                              =========

(Note X) The State of New Jersey has suspended the use of carryforward losses for the years 2002 and 2003. As such, state income taxes of $45,091 have been shown as a deferred asset and as income taxes payable for the year ended June 30, 2003. New Jersey carryforward is treated separately by the Company. Able Oil Company has a New Jersey Operating Loss of $501,010 which could not be utilized in the current year ended June 30, 2003. Under current New Jersey law, the carryforward will be available after 2003, the Company's fiscal year ending June 30, 2005.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 7 Income Taxes (cont'd)

            The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to a significant portion of the deferred tax liability and deferred tax asset and their approximate tax effects are as follows at:

                                                         December 31, 2003
                                                     ------------------------
                                                     Temporary        Tax
                                                     Difference      Effect
                                                     ---------      ---------
      Depreciation and Amortization                  $(273,019)     $ (76,980)
      Allowance for Doubtful Accounts                   90,472         29,012
      Gain on Sale of Subsidiary                        18,766          4,035
      New Jersey Net Operating Loss Carryforward       501,010         45,091
      (See Note X, Prior Page)

            Able Energy, Inc., et al, open years are December 31, 2000 and June 30, 2001, 2002 and 2003. The Company has a net operating loss carryforward of approximately $2,070,000. The net operating loss expires between June 30, 2019 and 2021.

            These carryforward losses are available to offset future taxable income, if any. The Company's utilization of this carryforward against future taxable income is subject to the Company having profitable operations or sale of Company assets which create taxable income. At this time, the Company believes that a full valuation allowance should be provided. The component of the deferred tax asset as of December 31, 2003 are as follows:

                  Net Operating Loss Carryforward - Tax Effect         $728,205
                  Valuation Allowance                                  (728,205)
                                                                       --------
                  Net Deferred Tax based upon Net
                      Operating Loss Carryforward                      $    -0-
                                                                       ========

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 8 Note Receivable - Subsidiary

            The Company has a Note Receivable from PriceEnergy.Com, Inc. for advances made in the development of the business, including hardware and software costs. All of PriceEnergy.Com, Inc.'s assets are pledged as collateral to Able Energy, Inc. The amount of the note is $1,350,000 dated November 1, 2000 with interest at 8% per annum payable quarterly. Principal payments to begin two years after the date of the Note, November 1, 2002. Through December 31, 2003, no principal has been paid. No interest was accrued for the six months ended December 31, 2003 or the six months ended June 30, 2003 as the note is non performing. Unpaid accrued interest due through June 30, 2003 is $234,000. The Note and accrued interest have been eliminated in the consolidated financial statements (See Notes 1 and 13). Able Oil Company has a Note Receivable originally dated September 30, 2002 in the amount of $1,510,372.73 from PriceEnergy.Com, Inc. The Note has been updated for transactions resulting in a balance of $2,140,121 with interest at 8% per annum, to be paid quarterly. Principal payments to begin one year after date of Note, October 1, 2003, and continue monthly thereafter. The Note is the result of the transference of the unpaid accounts receivable which resulted from the sale of heating oil through PriceEnergy.Com, Inc. Able Oil Company has a second position as collateral in all of the assets of PriceEnergy.Com, Inc. to Able Energy, Inc. No interest has been recorded for the six months ended December 31, 2003. Any payments will go to pay principal. The note receivable and accrued interest have been eliminated in consolidation against the amounts on PriceEnergy.Com, Inc.

Note 9 Profit Sharing Plan

            Effective January 1, 1997, Able Oil Company established a Qualified Profit Sharing Plan under Internal Revenue Code Section 401-K. The Company matches 25% of qualified employee contributions. The expense was $12,657 (2003) and $11,512 (2002), for the six months ended
            December 31.

Note 10 Commitments and Contingencies

            The Company is subject to laws and regulations relating to the protection of the environment. While it is not possible to quantify with certainty the potential impact of actions regarding environmental matters, in the opinion of management, compliance with the present environmental protection laws will not have a material adverse effect on the financial condition, competitive position, or capital expenditures of the Company.

            In accordance with the agreement on the purchase of the property on Route 46, Rockaway, New Jersey by Able Energy Terminal, LLC, the purchaser shall commence after the closing, the investigation and remediation of the property and any hazardous substances emanating from the property in order to obtain a No Further Action letter from the New Jersey Department of Environmental Protection (NJDEP). The purchaser will also pursue recovery of all costs and damages related thereto in the lawsuit by the seller against a former tenant on the purchased property. Purchaser will assume all responsibility and direction for the lawsuit, subject to the sharing of any recoveries from the lawsuit with the seller, 50-50.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003


Note 10 Commitments and Contingencies (cont'd)

            The seller by reduction of its mortgage will pay costs related to the above up to $250,000 (see Note 6). A settlement has been achieved by the Company with regard to the lawsuit. The settlement provides for a lump sum payment of $397,500 from the defendants to the Company. In return, the defendants received a release from the Estate (the Seller) and a release and indemnification from the Company. The defendants provided a release to Able Energy and the Estate. Pursuant to the original agreement, the Estate receives 50% of the settlement amount, net of attorney fees.

            This has been amended by an agreement dated November 5, 2001. The entire settlement, net of attorney fees, was collected and placed in an attorney's escrow account for payment of all investigation and remediation costs. Able Energy Terminal, LLC has incurred costs of $102,956 to December 31, 2003, which are included in Prepaid Expenses and must be presented to the attorney for reimbursement. Per management, certain items such as a performance bond are being finalized, then reimbursement can be made.

            The costs of the cleanup pursuant to the Agreement of Sale must be shared equally (50/50) by the seller and purchaser up to Seller's cap of $250,000. Seller's contribution to the cleanup is in the form of a reduction to the Note and not by direct payments. In the opinion of management, the Company will not sustain costs in this matter which will have a material adverse effect on its financial condition.

            Able Oil Company is under contract to purchase #2 oil as follows:

                                                                                             Gallons Open           Open Dollar
                                                                                              Commitment            Commitment
      Company                                     Period                Total Gallons         at 12/31/03          at 12/31/03
      -------                                     ------                -------------         -----------          -----------
      Total Energy  Solutions, LLC          10/1/03 - 4/30/04               588,000              336,000             $254,846
      Conectiv Energy                       11/1/03 - 3/31/04             1,008,000              588,000              476,318
      Center Oil                            12/1/03 - 2/28/04               252,000              168,000              134,904
      Petrocom                              11/1/03 - 3/31/04               462,000              336,000              258,384
      Sunoco (1)                            12/1/03 - 2/28/04               210,000              168,000              153,224
      Petrocom (1)                          11/1/03 - 3/31/04               336,000              210,000              162,288
                                                                          ---------            ---------            ---------
      Total                                                               2,856,000            1,806,000           $1,439,964
                                                                          =========            =========           ==========

      (1) Product for two franchisees, contracts with Able Oil Company

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

      Note 10 Commitments and Contingencies (cont'd)

            Able Energy New York, Inc. is under contract to purchase #2 oil as follows:

                                                                          Gallons Open           Open Dollar
                                                                           Commitment            Commitment
      Company                     Period            Total Gallons          at 12/31/03          at 12/31/03
      -------                     ------            -------------          -----------          -----------
      Sprague                11/1/03 - 2/28/04           126,000               84,000             $68,880
                                                        --------              -------             -------

      Total                                              126,000               84,000             $68,880
                                                        ========             ========             =======

            Following an explosion and fire that occurred at the Able Energy Facility in Newton, NJ on March 14, 2003, and through the subsequent clean up efforts, Able Energy has cooperated fully with all local, state and federal agencies in their investigations into the cause of this accident.

            On April 2, 2003, Able Energy received a Notice Of Violation from the New Jersey Department of Community Affairs ("DCA") citing a total of 13 violations to the New Jersey Administrative Code, Liquefied Petroleum Gas. Twelve of the violations were assessed a penalty of $500 each. One of the violations, regarding the liquid transfer from one truck to another truck, was assessed a penalty of $408,000, a second notice was received on April 29, 2003, for an alleged violation on April 12, 2003, and a fine of $5,500 was assessed for a total of $419,500. This amount is included in accrued expenses at June 30, and December 31, 2003.

            The DCA document is currently under review by counsel. Based upon initial review, the company disagrees with many of the findings of the report and disputes many of the allegations. The company has contested the DCA Notice of Violation and the assessed penalties. Counsel and the DCA have had several meetings and hearings are currently docketed in the Office of Administrative Law (See Note
            22).

            Other violations have been sited by the NJ DCA. The penalties assessed amount to $4,000. The Company has appealed the assessments to the Office of Administrative Law.

            Company personnel met with personnel of the United States Occupational Safety and Health Administration ("OSHA") on September 12, 2003. OSHA has conducted an investigation relating to the safety practices of the Company, including such practices relating to the March 14, 2003 explosion and fire. OSHA has informed the Company it will be assessed a penalty of $16,000 based upon violations sited. This amount is included in Accrued Expenses at June 30, and December 31, 2003.

            The Sussex County, New Jersey, Prosecutor's Office is conducting and investigation as a result of the March 14, 2003 explosion and fire. No determination has been made with respect to its investigation.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

      Note 10 Commitments and Contingencies (cont'd)

            In a complaint dated October 6, 2003, the New Jersey Department of Community Affairs commenced a civil action against the Company seeking injunctive relief enjoining the Company, its subsidiaries, affiliated companies, agents, employees and corporate officers, from engaging in the distribution, sale, purchase or receipt of liquified petroleum gas. Pursuant to an order dated October 15, 2003, the Superior Court of New Jersey ordered a hearing to be held on November 12, 2003, at which time the Company shall show cause why a preliminary injunction shall not be ordered preliminarily enjoining the Company, its subsidiaries, affiliate companies, agents, employees and corporate officers, from engaging in the distribution, sale, purchase or receipt of liquified petroleum gas and from engaging in any form of business operations for the distribution and sale of liquified petroleum gas.

            Certain temporary restraints were also ordered upon the Company which are still imposed as the result of a November 12 hearing. The order requires the Company to retain the assistance of Boyer Safety Services, experts in the propane industry, to assume responsibility and authority of Able Propane's daily operational, compliance an/or safety issues relating to its propane business.

            The order prohibits Able Propane from entering into any new delivery or installation contracts for the delivery of propane other than those customers existing on the date of the order. Able Propane may, however, honor contracts, commitments or arrangements entered into prior to the date of the order.

            The Company is vigorously disputing that it is a proper party to the action and is contesting any administrative and equitable remedies sought by the Department of Community Affairs.

            A lawsuit has been filed against the Company by property owners who allegedly suffered property damages as a result of the March 14, 2003 explosion and fire. The Company's insurance carrier is defending as related to compensatory damages. Legal counsel is defending on the punitive damage claim. Per legal counsel, it is too early in the process to assess the outcome, in their opinion, the matter will not be certified as a Class Action.

            As a result of the March 14, 2003 explosion and fire, various claims for property damage have been submitted to the Company's insurance carrier. These claims are presently being handled and, in many cases, settled by the insurance carrier's adjuster. There are approximately 200 claims being handled and adjusted with reserves for losses established as deemed appropriate by the insurance carrier.

            The Company in the normal course of business has been involved in law suits. Current suits are being defended by the insurance carrier and should be covered by insurance.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 11 Operating Lease

            Able Energy Terminal, LLC, has acquired the following lease on the property it purchased on Route 46 in Rockaway, New Jersey.

            The lease with Able Oil Company, a wholly owned subsidiary of Able Energy, Inc., has an expiration date of July 31, 2004. The lease provides for a monthly payment of $1,200 plus a one cent per gallon through put, as per a monthly rack meter reading.

            Estimated future rents are $14,400 per year, plus the one cent per gallon through put charges per the monthly rack meter readings.

            The Company leased 9,800 square feet in the Rockaway Business Centre on Green Pond Road in Rockaway, New Jersey. The facility will be used as a call center and will combine the administrative operations in New Jersey in one facility. The lease has a term of five (5) years from August 1, 2000 through July 31, 2005.

            The rent for the first year is $7,145.83 per month and the second through fifth year is $7,431.67 per month, plus 20.5% of the building's annual operational costs and it's portion of utilities. The current monthly rent, including Common Area Charges, is $9,799.04 per month.

            The lease does not contain any option for renewal. The rent expense was $29,237 for the three months ended December 31, 2003. The estimated future rents are as follows:

                     Year Ended June 30,
                     -------------------
                             2004                         $ 117,588
                             2005                           117,588
                             July 2005                        9,799
                                                           ---------
                                      Total                $ 244,975
                                                           =========

            The following summarizes the month to month operating leases for the other subsidiaries:

                  Able Oil Melbourne                 $500.00, per month
                                                     Total rent expense, $3,000
                  Able Energy New York               $600.00, per month
                                                     Total rent expense, $3,600

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 12 Franchising

            The Company sells franchises permitting the operation of a franchised business specializing in residential and commercial sales of fuel oil, diesel fuel, gasoline, propane and related services. The Company will provide training, advertising and use of Able credit for the purchase of product, among other things, as specified in the Agreement. The franchisee has an option to sell the business back to the Company after two (2) years of operations for a price calculated per the Agreement.

            The Company signed its first franchise agreement in September 2000. On June 29, 2001, PriceEnergy.Com Franchising, LLC, a subsidiary, signed its first franchise agreement. The franchisee will operate a B-franchised business, using the proprietary marks and a license from PriceEnergy.Com, Inc. and will establish the presence of the franchisee's company on the PriceEnergy Internet Website. The franchisee will have the exclusive territory of Fairfield County, Connecticut as designated in the agreement. No new franchise agreements have been signed.

Note 13 Related Party Transactions

            $44,690 is due from the major Shareholder/Officer of the Company. This amount is evidenced by a Note bearing interest at a rate of 6% between the Shareholder and the Company. This Shareholder has loaned the Company a total of $380,000 as of December 31, 2003, as evidenced by a Demand Note with interest at 6% per annum, which can be paid all or in part at any time without penalty. The balance of the new note is $364,878 at December 31, 2003. Interest expense has been accrued in the amount of $9,606 for the six months ending December 31, 2003.

            The following officers of this Company own stock in the subsidiary, PriceEnergy.Com, Inc., which they incorporated in November 1999.

                  Chief Executive Officer                   23.5%
                  President                                  3.6%

            No capital contributions have been made by these officers (See Notes 1 and 8).

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 14 Earnings Per Share

            The shares used in the computation of the Company's basic and diluted Earnings Per Common Share are as follows:

                                                      December 31,  December 31,
                                                         2003          2003
                                                                  (As Adjusted)
                                                       ---------    ---------
            Weighted Average of Common
                   Shares Outstanding Used in Basic
                 Earnings Per Share                    2,013,250    2,013,250

            Dilutive Effect of:
                Employee Stock Options                        --       35,056
                Stock Warrants                                --           --
                                                       ---------    ---------
            Weighted Average Common Shares
                 Outstanding Used in Diluted
                  Earnings Per Share                   2,013,250    2,048,306
                                                       =========    =========

            Weighted average common shares outstanding, assuming dilution, includes the incremental shares that would be issued upon the assumed exercise of stock options, and stock warrants. For 2003, approximately 389,000 of the company's stock options and stock warrants were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-diluted, 335,183
            (2002). These options and warrants could be dilutive in the future. The numerator for the calculation of both basic and diluted earnings per share is the earnings or loss available for common stockholders. The above table shows the denominator for basic and diluted earnings per share.

Note 15 Stock Option Plans

            The Company has stock option plans under which stock options may be issued to officers, key employees, and non-employee directors to purchase shares of the Company's authorized but unissued common stock. The Company also has a stock option plan under which stock options may be granted to employees and officers.

            Options granted currently expire no later than 3 to 5 years from the grant and have vesting periods from none to 25% at grant and 25% each anniversary.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 15 Stock Option Plans

                                                 Outstanding Options
                                                 -------------------
                           Number of Shares         Exercise Price       Term
                           ----------------         --------------       ----
January 6, 2000
   Grants                        56,000                   $5.00         5 years
   Exercises                          0

December 21, 2000
   Grants                        60,000                   $1.80         5 years
   Exercises                          0

   Grants                        23,000                   $2.25         5 years
   Exercises                          0

October 22, 2002
   Grants                        50,000                   $3.00         5 years
   Exercises                          0


Note 16 Stock Warrants

            The Company has issued stock warrants as follows:

      D. 60,000 Common Stock Purchase Warrants at $4.81 per share, effective August 31, 2000, and expiring August 31, 2005, to Andrew Alexander Wise & Company in connection with an investment banking advisory agreement with the Company, dated July 1, 2000.

      E. 40,000 Common Stock Purchase Warrants at $4.00 per share, effective June 26, 2001 and expiring June 26, 2004, in connection with a $500,000 Note Payable (See Note 5). These warrants have not been registered under the Securities Act of 1933.

      F. 100,000 Common Stock Purchase Warrants at $4.00 per share, effective September 13, 2002, and expiring September 13, 2004, in connection with a $750,000 Note Payable (see Note 5).

            The 200,000 warrants to purchase shares of common stock were outstanding during the third quarter of 2003 and were not included in the computation of diluted EPS as the warrants' were all higher than the average stock price of $3.36 and would have been anti-diluted (See Note 14). These warrants have not been registered under the Securities Act of 1933.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 17 Compensated Absences

            There has been no liability accrued for compensated absences; as in accordance with Company policy, all compensated absences, accrued vacation and sick payment must be used by December 31st.

Note 18 Cash Flow Information

            The Directors received Common Stock as payment of Directors' Fees, $24,000, in the quarter ended September 30, 2002. No cash was received or paid.

Note 19 Insurance Claim

            The Company suffered a loss on March 14, 2003 of a building, trucks, leasehold improvements, product inventory and equipment as well as cost of cleanup and restoration. The Company has filed an insurance claim. The insurance adjusters are in the process of finalizing the amounts to be paid to the Company. The estimated costs not reimbursed are $828,786.47 and is currently shown as deferred costs insurance claims on the balance sheet. Management anticipates the insurance recovery will cover the company costs. The following is a summary of insurance claims filed:

                  Building (commercial property)       $349,526
                  Paid by December 31, 2003              349,526
                                                        --------
                  Contents                                            $387,984
                  Vehicles                             $302,674
                  Paid by December 31, 2003              247,409        55,265
                                                       ---------      --------
                                   Total                              $443,249
                                                                      ========

            The above amounts were submitted as claims but do not represent a settlement with the insurance carriers.

Note 20 Business Segment Information

            The Company does not have separate operating financial segments. The financial information is evaluated on a company wide basis. As such, no segment reporting is prepared for internal use.

Note 21 Reclassification

            The Company has entered into a financing agreement with UPS Capital Business Credit, that permits the Company to borrow a $4,300,000 term loan, payable over fifteen (15) years. The loan closed on September 22, 2003 (see Note 4). The Company used the funds in part to repay short-term debt of $3,170,000, a bank loan of $1,270,000 and other notes totaling $1,900,000. In accordance with Financial Accounting Standards Board FAS6, the refinanced short-term debt at June 30, 2003, has been reclassified to long-term as "Short-Term Debt Refinanced".

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                                DECEMBER 31, 2003

Note 22 Sale of Subsidiary

            On March 3, 2004, the Company sold its subsidiary , Able Propane, LLC. The Sale was a sale of inventory and equipment (the operating assets of the subsidiary). The total price of the sale was $4,400,000. Of that, $3,000,000 was received in cash and was used as a reduction of long-term debt in the amount of $1,284,737. There was also payment of $135,000 of Officer Loan and $325,000 of Legal Fees. The Company had a cash increase of $1,255,268.

            In conjunction with the sale of the propane business, the New Jersey Dept. of Community Affairs (DCA) reduced the fine that was charged of $419,500 to $25,000 and the reduction of $394,500 is shown as Other Income. The $419,500 had been deducted as an expense in the prior fiscal year ended June 30. 2003 (See Note 10).